UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 1, 2009

ORIENT PAPER, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52639	20-4158835
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Nansan Gongli, Nanhuan Road Xushui County, Baoding City Hebei Province, The People’s Republic of China 072550
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  011 - (86) 312-8605508

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 1, 2009, Jing Hao resigned as Chief Financial Officer of Orient Paper, Inc. (the “Company”). There was no disagreement or dispute between Ms. Hao and the Company which led to her resignation.

Effective May 1, 2009, the Company appointed Winston C. Yen as the Company’s chief financial officer. There are no understandings or arrangements between Mr. Yen and any other person pursuant to which Mr. Yen was elected as an executive officer. Mr. Yen does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

On May 1, 2009, the Company entered into a Loanout Agreement with Winston C. Yen, CPA, a Professional Accountancy Corporation (“Lender”), for the services of Lender’s employee, Winston C. Yen, as Chief Financial Officer, for a term of one year. Pursuant to the agreement, Mr. Yen shall receive an annual salary of $36,000 for up to 80 hours of work per month, subject to adjustment for additional compensation of $2,000 per month during any calendar month when certain road show services are performed. Mr. Yen shall also receive up to an aggregate of 20,000 shares of common stock of the Company during the term of the agreement as follows. The shares shall vest, and be issued, on a quarterly basis at the rate of 5,000 shares every three calendar months, with the first installment to vest on May 10, 2009.  The shares shall be subject to an 18 month lock-up period from the date of issuance.

Mr. Yen is entitled to participate in any directors and officers insurance policy offered by the Company, from time to time, in effect for senior management, as well as general indemnification by the Company to the fullest extent permitted by law for any claims brought against Mr Yen for any actions or omissions as an officer of the Company or its subsidiaries. Mr. Yen’s employment with the Company may be terminated at any time, with or without cause. In the event that Mr. Yen’s employment is terminated by the Company without cause, Mr. Yen is entitled to a severance payment of any salary remaining under the agreement, as well as a pro rata allocation of shares issued pursuant to the agreement based on the days of service prior to termination. In the event that Mr. Yen terminates his employment, he shall be entitled to a severance payment equivalent to the salary remaining under the agreement.

Mr. Yen, age 41, is a partner at ACCellence, LLP, a Los Angeles, California public accounting firm that he founded in December 2005. Previously, he served as a partner of the accounting firm of Harry C. Lin, CPA, APC in City of Industry, California from 2001 to 2005. Mr. Yen served as a manager at Moss Adams, LLP from 2000 to 2001 and was an audit/tax supervising senior at CBIZ from 1997 to 1999. He received a Bachelor’s degree in Accounting from the National Chengchi University in Taiwan in 1990 and a Master’s degree in Accounting Science from the University of Illinois at Urbana-Champaign in 1994.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Loanout Agreement, dated May 1, 2009, by and between Orient Paper, Inc. and Winston C. Yen, CPA, a Professional Accountancy Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2009

ORIENT PAPER, INC.

By:	/s/ Zhenyong Liu
Zhenyong Liu
Chief Executive Officer